UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

Nextracker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Paseo Padre Parkway, Fremont, California 94555

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 270-2500

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 18, 2023, Flex Ltd. (“Flex”) announced that the High Court of Singapore approved the capital reduction to be carried out by Flex pursuant to Section 78G of the Singapore Companies Act (the “Capital Reduction”), in order to effect the distribution in specie of all of the shares of common stock, par value $0.001 per share (“Yuma Common Stock”), of Yuma, Inc. (“Yuma”) to the shareholders of Flex on a pro rata basis based on the number ordinary shares of Flex (each, a “Flex Ordinary Share”) held by each shareholder of Flex (the “Distribution”) as of the record date of the Distribution pursuant to that certain Agreement and Plan of Merger by and among Nextracker Inc. (the “Company”), Flex, Yuma and Yuma Acquisition Corp. (“Merger Sub”), dated as of February 7, 2023 (the “Merger Agreement”). Flex has set the record date for the Distribution as December 29, 2023 (the “Distribution Record Date”).

Flex has announced that it expects to effect the Distribution on January 2, 2024. Immediately following the Distribution, each holder of Flex Ordinary Shares will hold one share of Yuma Common Stock for each Flex Ordinary Share held by such holder as of the Distribution Record Date.

On the same day as and immediately following the Distribution, the Company and Flex expect, on the terms and subject to the conditions set forth in the Merger Agreement, to effect the merger of Yuma with and into Merger Sub, with Yuma surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, each share of Yuma Common Stock issued and outstanding as of immediately prior to the closing of the Merger will be automatically converted into the right to receive a number of shares of Class A common stock, par value $0.0001, of the Company (“Class A Common Stock”) based on an exchange ratio set forth in the Merger Agreement (with cash payments to holders of shares of Yuma Common Stock in lieu of any fractional shares of Class A Common Stock in accordance with the terms of the Merger Agreement).

As a result, the Company expects the Merger to close on or around January 2, 2024. The Merger will become effective upon the filing of the certificate of merger with the Delaware Secretary of State or at such later time as may be agreed by the Company and Flex in writing and specified in the certificate of merger for the Merger.

Forward-Looking Statements

This communication contains certain statements about the Company and Flex that are forward-looking statements. Forward-looking statements are based on current expectations and assumptions regarding the Company’s and Flex’s respective businesses, the economy and other future conditions. In addition, the forward-looking statements contained in this communication may include statements about the expected effects on the Company and Flex of the proposed business combination and related transactions (the “Transactions”) involving the Company and Flex, the anticipated timing and benefits of the Transactions, the Company’s and Flex’s respective anticipated financial results, and all other statements in this communication that are not historical facts. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and are detailed more fully in the Company’s and Flex’s respective periodic reports filed from time to time with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company or Flex, as applicable, with the SEC. Such uncertainties, risks and changes in circumstances could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither the Company nor Flex undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances, except to the extent required by applicable securities laws. Investors should not put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextracker Inc.

By:	/s/ Léah Schlesinger
Léah Schlesinger
General Counsel, Chief Ethics and Compliance Officer

Date: December 18, 2023